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EXHIBIT 99.4

Form of
Notice of Guaranteed Delivery
(not to be used for signature guarantees)
of
Shares of Common Stock of

Patina Oil & Gas Corporation

        This form or a facsimile hereof must be used in connection with your election if:

  (1)
  certificates for shares of common stock of Patina Oil & Gas Corporation ("Patina Shares") are not immediately available or cannot be delivered to Wachovia Bank, N.A., the Exchange Agent, prior to    •    (the "Election Deadline") or

  (2)
  the procedure for book-entry transfer cannot be completed prior to the Election Deadline.

        This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent.

The Exchange Agent is:

WACHOVIA BANK, N.A.

For more information, please call 1-800-829-8432.

By Registered or Certified Mail, By Overnight Courier or By Hand:

Wachovia Bank, N.A.
Corporate Actions - NC1153
1525 West W.T. Harris Blvd, 3C3
Charlotte, NC 28262-8522

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ELECTION FORM REQUIRES A MEDALLION SIGNATURE GUARANTEE, SUCH MEDALLION SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE ELECTION FORM.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Form of Election and certificate(s) representing Patina Shares to the Exchange Agent (or a confirmation evidencing the transfer of all Patina Shares delivered by book-entry transfer) within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby surrenders to Wachovia Bank, N.A., the Exchange Agent, upon the terms and subject to the conditions set forth in the Form of Election and related instructions, receipt of which are hereby acknowledged, the number of Patina Shares specified below pursuant to the guaranteed delivery procedure set forth below.

Number of Shares:	Name(s) (please print):

Certificate No(s). (if available)

Signature(s):

☐ Check if securities will be delivered by book-entry transfer and fill in the information below:
The Depository Trust Company	Street Address:

DTC Account Number:	City, State and ZIP Code:

Transaction Code Number:	Telephone number(s) (with area code):

Dated:	, 2004

GUARANTEED DELIVERY PROCEDURE

        In order for an election to be effective, Wachovia Bank, N.A., the Exchange Agent, must receive a properly completed and duly executed Form of Election, accompanied by the Patina Share certificate(s) currently held by you, a confirmation evidencing the transfer of all Patina Shares delivered by book-entry transfer, or a proper Guarantee of Delivery (as described below), no later than    •    , on the Election Deadline (as described above). Persons whose Patina Share certificate(s) are not immediately available or the delivery of whose Patina Shares cannot be completed by book-entry transfer on or prior to the Election Deadline also may make an election by completing and executing the Form of Election (or a facsimile thereof) and submitting it to the Exchange Agent by the Election Deadline and by having a Guarantee of Delivery properly completed and duly executed by the Election Deadline by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (subject to the condition that the Patina Share certificate(s) (or a confirmation evidencing the transfer of all Patina Shares delivered by book-entry transfer), the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than    •    , on the date that is two business days after the Election Deadline (the "Guaranteed Delivery Deadline")).

        If the Exchange Agent does not receive a properly completed and duly executed Form of Election, accompanied by your Patina Share certificate(s) (or a confirmation evidencing the transfer of all Patina Shares delivered by book-entry transfer), by the Election Deadline (unless a Guarantee of Delivery has been properly completed and delivered by the Election Deadline and such certificates (or a confirmation evidencing the transfer of all Patina Shares delivered by book-entry transfer) are received by the Exchange Agent by the Guaranteed Delivery Deadline), the stockholder's Patina Shares will be treated as if no election was made with respect to them.

DELIVERY GUARANTEE
(not to be used for a signature guarantee)

THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), AND GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT BY THE GUARANTEED DELIVERY DEADLINE OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, (OR THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED BY BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY), TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ELECTION FORM (OR A FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS.

Name of Firm	Authorized Signature
Street Address	Name
City, State, and ZIP code	Title
Telephone number (with area code)	Date

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  EXHIBIT 99.4
By Registered or Certified Mail, By Overnight Courier or By Hand: Wachovia Bank, N.A. Corporate Actions - NC1153 1525 West W.T. Harris Blvd, 3C3 Charlotte, NC 28262-8522